Exhibit 3.2

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

SG COMMERCIAL MORTGAGE SECURITIES, LLC

This Amended and Restated Limited Liability Company Agreement of SG Commercial Mortgage Securities, LLC, a Delaware limited liability company (the “Company”), is entered into as of April 19, 2017, by SG Americas Securities Holdings, LLC, a Delaware limited liability company and the sole member (the “Member”) of the Company.

WHEREAS, the Member formed a limited liability company pursuant to the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.), as amended from time to time (the “Act”) by filing a Certificate of Formation of the Company with the office of the Secretary of the State of the State of Delaware on April 23, 2015, and entered into the Limited Liability Company Agreement of the Company date as of April 23, 2015 (the “Original Company Agreement”);

WHEREAS, on the date hereof, the Member is the sole holder of membership interests in the Company; and

WHEREAS, the Member wishes to amend and restate the Original Company Agreement, as provided herein (the Original Company Agreement, as so amended and restated and as may be further amended, restated, modified or supplemented from time to time in accordance with its terms, this “Agreement”), and to continue the Company as a limited liability company under the Act in accordance with the provisions of this Agreement;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Member hereby agrees as follows:

1.           Name. The name of the Company is SG Commercial Mortgage Securities, LLC.

2.           Certificates. The Member or an Officer (as defined below) may execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

3.           Purpose. The Company was and remained formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act.

4.            Powers. In furtherance of its purposes, but subject to all of the provisions of this Agreement, the Company shall have the power and is hereby authorized to:

a.           acquire (through purchase or otherwise), and to hold, service, sell, transfer, pledge and securitize, commercial and multifamily mortgage loans, securities, notes, participations or any other documents, interests, assets or rights relating to an interest in real property or consumer receivables (“Assets”);

b.           enter into any agreement providing for the acquisition, sale, financing, servicing, hedging, transfer, pledging or securitizing of the Assets or interests in the Assets;

c.           act as settlor or depositor, member, manager or similar capacity of trusts or other entities or to own equity or other beneficial interests in trusts, limited liability companies or other entities (each, an “Issuer”), each of which is formed in part to issue pass-through certificates representing undivided beneficial ownership interests in the assets of such trusts or entities or notes collateralized by the assets of such trusts or entities (“Securities”);

d.           enter into, execute and deliver any underwriting agreement, purchase or placement agreement relating to the sale or placement of any securities issued by an Issuer, any sale and servicing agreement, pooling and servicing agreement, trust and servicing agreement, servicing agreement, indenture, trust agreement, limited liability company agreement, purchase agreement, administration agreement, custodial agreement, insurance agreement or any other agreement which may be required or advisable to effect the administration or servicing of the Assets or the issuance and sale of any Securities or the formation of an Issuer (each a “Securitization Agreement”), and to perform its obligations under each Securitization Agreement to which it is a party;

e.            prepare, execute and file with the Securities and Exchange Commission registration statements under the Securities Act of 1933, as amended, including one or more prospectuses and forms of prospectus supplement, and any other offering documents relating to any Securities to be issued on a delayed or continuous basis;

f.            prepare private placement memoranda relating to Securities to be offered and issued privately;

g.           acquire by purchase, lease, contribution of property or otherwise, own, hold, sell, convey, transfer or dispose of any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

h.           act as a trustee, executor, nominee, bailee, director, officer, agent or in some other fiduciary capacity for any person or entity and to exercise all of the powers, duties, rights and responsibilities associated therewith;

i.           take any and all actions necessary, convenient or appropriate as trustee, executor, nominee, bailee, director, officer, agent or other fiduciary, including the granting or approval of waivers, consents or amendments of rights or powers relating thereto and the execution of appropriate documents to evidence such waivers, consents or amendments;

j.            operate, purchase, maintain, finance, improve, own, sell, convey, assign, mortgage, lease or demolish or otherwise dispose of any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

k.           borrow money and issue evidences of indebtedness in furtherance of any or all of the purposes of the Company, and secure the same by mortgage, pledge or other lien on the assets of the Company;

1.           invest any funds of the Company pending distribution or payment of the same pursuant to the provisions of this Agreement;

m.           prepay in whole or in part, refinance, recast, increase, modify or extend any indebtedness of the Company and, in connection therewith, execute any extensions, renewals or modifications of any mortgage or security agreement securing such indebtedness;

n.           enter into, perform and carry out contracts of any kind, including, without limitation, contracts with any person or entity affiliated with the Member, necessary to, in connection with, convenient to, or incidental to the accomplishment of the purposes of the Company;

o.           employ or otherwise engage employees, managers, contractors, advisors, attorneys and consultants and pay reasonable compensation for such services;

p.           enter into partnerships, limited liability companies, trusts, associations, corporations or other ventures with other persons or entities in furtherance of the purposes of the Company; and

q.           do such other things and engage in such other activities related to the foregoing as may be necessary, convenient or incidental to the conduct of the business of the Company, and have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

5.           Principal Business Office. The principal business office of the Company shall be located at 245 Park Avenue, New York, New York 10167 or at such location as may hereafter be determined by the Member.

6.           Registered Office. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington,

Delaware 19801.

7.           Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

8.           Members. The name and the mailing address of the Member is SG Americas Securities Holdings, LLC, 245 Park Avenue, New York, New York 10167

9.           Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

10.          Capital Contributions. The Member is deemed admitted as the Member of the Company upon its execution and delivery of this Agreement.

11.          Additional Contributions. The Member is not required to make any additional capital contribution to the Company. However, the Member may make additional capital contributions to the Company.

12.          Allocation of Profits and Losses. The Company’s profits and losses shall be allocated to the Member.

13.          Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable law.

14.           Management.

a.           Except as otherwise expressly provided in this Agreement, the business and affairs of the Company shall be managed, and all actions required under this Agreement shall be determined, solely and exclusively by the Board of Directors, which shall have all rights and powers on behalf and in the name of the Company to perform all acts necessary and desirable to the objects and purposes of the Company, including the right to appoint Officers and to authorize any Officer to act on behalf of the Company. Any action taken by the Board of Directors or any duly appointed and acting Officer in accordance with this Agreement shall constitute the act of, and shall serve to bind, the Company.

b.           The Member appoints the Board of Directors and may at its discretion make amendments or substitutions thereto at any time. The names of the current

Directors who shall serve until their resignation or removal by the Member are set forth in Schedule A hereto. The names of the current Officers, and their offices, who shall serve until their resignation or removal by the Board of Directors are set forth in Schedule B hereto. Each such Officer shall have the duties and responsibilities that would apply to his or her office if the Company were a corporation established under the Delaware General Corporation Law, except to the extent that the Directors from time-to-time determine otherwise. The Secretary of the Company (or such other person performing the duties that are normally associated with that office) shall maintain the official list of the persons serving as Officers and Directors of the Company from time to time.

c.           Each member of the Board of Directors shall be a “manager” of the Company for all purposes of, and within the meaning of, the Act.

d.           At all meetings of the Board; the presence of at least a majority of Directors shall constitute a quorum for the transaction of business. In case at any meeting of the Board a quorum shall not be present, any Director present may adjourn the meeting from time to time until a quorum shall be present.

e.            Meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Chairman of the Board or any two Directors may from time to time determine. Reasonable notice thereof shall be given by the person or persons calling the meeting.

f.            The Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant hereto shall constitute presence in person at such meeting.

g.           Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

15.           Other Business. The Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

16.           Exculpation and Indemnification. Neither the Member nor any Director or Officer shall be liable to the Company, or any other person or entity who has an interest in the Company, for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Member, Director or Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member, Director or Officer by this Agreement, except that a Member, Director or Officer shall be liable for any such loss, damage or claim incurred by reason of such Member’s, Director’s or Officer’s willful misconduct. To the fullest extent permitted by applicable law, a Member, Director or Officer shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Member, Director or Officer by reason of any act or omission performed or omitted by such Member, Director or Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member, Director or Officer by this Agreement, except that no Member, Director or Officer shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Member, Director or Officer by reason of willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 16 shall be provided out of and to the extent of Company assets only, no Member shall have personal liability on account thereof.

17.           Assignments. A Member may assign in whole or in part its limited liability company interest with the written consent of the Member. If a Member transfers all of its interest in the Company pursuant to this Section, the transferee shall be admitted to the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective immediately prior to the transfer, and, immediately following such admission, the transferor Member shall cease to be a member of the Company.

18.           Resignation. A Member may resign from the Company with the written consent of the Member. If a Member is permitted to resign pursuant to this Section, an additional member shall be admitted to the Company, subject to Section 19, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective immediately prior to the resignation, and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

19.           Admission of Additional Members. One (1) or more additional members of the Company may be admitted to the Company with the written consent of the Member.

20.           Books and Records. The Member shall maintain at the office of the Company full and accurate books of the Company as are appropriate for the Company’s business and for the carrying out of this Agreement. The Member and its duly authorized representatives shall have access to all such books and records at all times.

21.           Dissolution.

a.           The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of the Member, (ii) the retirement, resignation or dissolution of the Member or the occurrence of any other event which terminates the continued membership of the Member in the Company unless the business of the Company is continued in a manner permitted by the Act, or (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

b.           The bankruptcy of the Member will not cause the Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

c.           In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

22.           Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

23.           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement.

24.           Entire Agreement. This Agreement constitutes the entire agreement of the Member with respect to the subject matter hereof.

25.           Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

26.           Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.

[REMAINDER OF PAGE INTENTIONALLY OMMITTED]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the 19th day of April, 2017. Pursuant to Section 18-201(d) of the Act, this Agreement shall be effective as of the date hereof.

SG AMERICAS SECURITIES HOLDINGS, LLC, as Member

By:	/s/ Slawomir Krupa

Name: Slawomir Krupa
Title: President & Chief Executive Officer

ANNEX A

List of Directors

Fouad Farah

Jean-Francois Despoux

ANNEX B

List of Officers

Name	Title

Wayne Potters	President & Chief Executive Officer
Adam Ansaldi	Vice President & Treasurer
Anne Marie Stillfried	Vice President
Jim Barnard	Vice President
Marilyn Barnes	Vice President
Robert Shapiro	Vice President
John Maclay	Secretary
Daphné Moore	Assistant Secretary
Jay Olegario	Assistant Secretary